Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Form S-1 Registration No. 333-234766 of our report dated October 13, 2020, with respect to the consolidated financial statements of Rezolute, Inc. and subsidiaries as of and for the fiscal years ended June 30, 2020 and 2019, included in the Annual Report on Form 10-K of Rezolute, Inc. for the fiscal year ended June 30, 2020.

/s/ Plante & Moran, PLLC

June 18, 2021

Denver, Colorado